WGT CONSULTANTS LTD.
410 - 455 Granville Street
Vancouver, BC V6C 1T1

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated November 20, 2004 entitled “Report on the Nanaimo Lakes Property” and my Phase I Progress Report dated May 25, 2005, in Amendment 1 to the Form SB-2/A Registration Statement to be filed by Konigsberg Corporation with the United States Securities and Exchange Commission.

Dated the 20th day of September, 2005

/s/ W.G. Timmins
W.G. TIMMINS, P.ENG.
CONSULTING GEOLOGIST